UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 30, 2021

ACACIA RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

767 3rd Avenue, Suite 602
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (949) 480-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACTG	The NASDAQ Capital Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Third Supplemental Agreement

As previously reported, on November 18, 2019, Acacia Research Corporation, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Starboard Value LP (the “Designee” or “Starboard Value”) and the Buyers (as defined in the Purchase Agreement), pursuant to which, among other things, the Company and Starboard Value would designate suitable investments or acquisitions as “Approved Investments” and Starboard Value would elect to purchase and allocate among one or more of its affiliates senior secured notes in one or more Additional Closings (as defined in the Purchase Agreement). In connection with the Purchase Agreement, the Company and the Designee entered into a Supplemental Agreement, dated June 4, 2020 (the “First Supplemental Agreement”), pursuant to which, among other things, the Company issued to Starboard Value $115 million principal amount of its senior secured notes (the “June 2020 Notes”). On June 30, 2020, the Company and Starboard Value entered into an Exchange Agreement (the “Exchange Agreement”) with Merton Acquisition HoldCo LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merton”), pursuant to which, among other things, the holders of the June 2020 Notes exchanged the entire outstanding principal amount of the June 2020 Notes for new senior notes issued by Merton having an aggregate outstanding original principal amount of $115 million (the “June 2020 Merton Notes”). Since the issuance of the June 2020 Merton Notes, the Company has repaid $50 million principal amount of the June 2020 Merton Notes. On March 31, 2021, the Company, Merton and Starboard Value entered into a Second Supplemental Agreement to, among other things, issue additional senior notes by Merton having an aggregate principal amount of $50 million (the “March 2021 Merton Notes” and, together with the June 2020 Merton Notes, the “Existing Merton Notes”). On June 30, 2021, the Company, Merton and Starboard Value entered into a Third Supplemental Agreement (the “Third Supplemental Agreement”) to, among other things, (i) issue additional senior notes by Merton having an aggregate principal amount of $30 million (the “June 2021 Merton Notes” and, together with the Existing Merton Notes, the “Merton Notes”) and (ii) change the maturity date of the Existing Merton Notes to October 15, 2021. The June 2021 Merton Notes cannot be used to exercise Series B Warrants issued to Starboard Value.

Upon the issuance of the June 2021 Merton Notes, the total principal amount of Merton Notes outstanding is $145 million.

The Merton Notes bear interest at a rate of 6.00% per annum and will mature October 15, 2021. The Merton Notes are fully guaranteed by the Company and are secured by an all-assets pledge of the Company and Merton and non-recourse equity pledges of each of the Company’s material subsidiaries.

The foregoing description of the Third Supplemental Agreement and the June 2021 Merton Notes are summaries of the material terms of such agreement and notes, does not purport to be complete and is qualified in its entirety by reference to the Third Supplemental Agreement and the form of Note, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 regarding the issuance of the June 2021 Merton Notes is incorporated by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 regarding the terms of the Third Supplemental Agreement is incorporated by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit
4.1	Form of Note (incorporated by reference to Exhibit 10.1).
10.1	Third Supplemental Agreement, dated as of June 30, 2021, between Starboard Value, L.P., Acacia Research Corporation, Merton Acquisition Holdco LLC and certain other direct and indirect subsidiaries of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2021
ACACIA RESEARCH CORPORATION

	By:	/s/ Clifford Press
	Name:	Clifford Press
	Title:	Chief Executive Officer

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